EXHIBIT 2.1

                            REORGANIZATION AGREEMENT


                                 BY AND BETWEEN


                           CAROLINA FIRST CORPORATION

                                       AND

                                   CITRUS BANK
















                           DATED AS OF MARCH 18, 1999



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                                       TABLE OF CONTENTS
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        SECTION I.  DEFINITIONS..............................................................6
               1.1.  Articles of Merger......................................................6
               1.2.  Benefit Plans...........................................................6
               1.3.  CERCLA..................................................................6
               1.4.  CFB.....................................................................6
               1.5.  CFC.....................................................................6
               1.6.  CFC Benefit Plans.......................................................6
               1.7.  CFC Common Stock........................................................6
               1.8.  Citrus..................................................................6
               1.9.  Citrus Benefit Plans....................................................6
               1.10. Citrus Common Stock.....................................................6
               1.11. Closing; Closing Date...................................................6
               1.12. Code....................................................................6
               1.13. Confidential Information................................................6
               1.14. Derivatives Contract....................................................7
               1.15. ERISA...................................................................7
               1.16. Effective Time..........................................................7
               1.17. Exchange Act............................................................7
               1.18. FDIC....................................................................7
               1.19. Federal Reserve.........................................................7
               1.20. Florida State Board.....................................................7
               1.21. GAAP....................................................................7
               1.22. Subsidiary Bank.........................................................7
               1.23. IRS.....................................................................7
               1.24. Knowledge...............................................................7
               1.25. Lien....................................................................7
               1.26. Material Adverse Event; Material Adverse Effect.........................7
               1.27. Merger..................................................................7
               1.28. OCC.....................................................................7
               1.29. OTS.....................................................................7
               1.30. PBGC....................................................................7
               1.31. Person..................................................................7
               1.32. Plan of Merger..........................................................7
               1.33. Proxy Statement.........................................................8
               1.34. Registration Statement..................................................8
               1.35. Regulations.............................................................8
               1.36. Regulatory Approvals....................................................8
               1.37. Regulatory Authority....................................................8
               1.38. Reorganization Agreement................................................8
               1.39. Rights..................................................................8
               1.40. SEC.....................................................................8
               1.41. Securities Act..........................................................8
               1.42. Shareholder Approval....................................................8
               1.43. Shareholders' Meeting...................................................8
        SECTION II.  THE MERGER..............................................................8
               2.1.  Merger..................................................................8
               2.2.  The Closing.............................................................8
               2.3.  Consideration for the Merger............................................8
               2.4.  Subsidiary Bank; Shareholder Approval; Registration Statement...........8
               2.5.  Cooperation; Regulatory Filings.........................................9
               2.6.  Tax Treatment...........................................................9
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               2.7.  Reservation of Right to Revise Transaction..............................9
               2.8.  Accounting Treatment....................................................9
        SECTION III.  REPRESENTATIONS AND WARRANTIES OF CITRUS...............................9
               3.1.  Organization, Good Standing and Conduct of Business....................10
               3.2.  Subsidiaries...........................................................10
               3.3.  Corporate Authority....................................................10
               3.4.  Binding Effect.........................................................10
               3.5.  Capitalization of Citrus...............................................10
               3.6.  Compliance with Laws; Absence of Defaults..............................10
               3.7.  Non-Contravention and Defaults; No Liens...............................11
               3.8.  Necessary Approvals....................................................11
               3.9.  Financial Statements...................................................11
               3.10. Tax Returns............................................................11
               3.11. Undisclosed Liabilities................................................11
               3.12. Properties, Encumbrances...............................................12
               3.13. Litigation.............................................................12
               3.14. Reports................................................................12
               3.15. Brokers................................................................12
               3.16. Expenditures...........................................................12
               3.17. Insurance..............................................................12
               3.18. Contracts and Commitments..............................................12
               3.19. Employee Benefit Plans and Contracts...................................13
               3.20. Allowance for Loan Losses..............................................14
               3.21. Environmental Matters..................................................14
               3.22. Citrus Information.....................................................14
               3.23. Asset Classification...................................................15
               3.24. Derivatives Contracts, Etc.............................................15
               3.25. Labor Matters..........................................................15
               3.26. Securities Reports.....................................................15
               3.27. Ownership of CFC Common Stock..........................................15
               3.28. Resale of CFC Common Stock.............................................15
        SECTION IV.  REPRESENTATIONS AND WARRANTIES BY CFC..................................15
               4.1.  Organization, Good Standing and Conduct of Business....................15
               4.2.  Subsidiaries...........................................................16
               4.3.  Corporate Authority....................................................16
               4.4.  Binding Effect.........................................................16
               4.5.  Capitalization of CFC..................................................16
               4.6.  Compliance with Laws; Absence of Defaults..............................17
               4.7.  Non-Contravention and Defaults; No Liens...............................17
               4.8.  Necessary Approvals....................................................17
               4.9.  Financial Statements...................................................17
               4.10. Undisclosed Liabilities................................................17
               4.11. Litigation and Regulatory Agreements...................................17
               4.12. Reports................................................................18
               4.13. CFC Information........................................................18
               4.14. Securities Reports.....................................................18
               4.15. Due Diligence..........................................................18
               4.16. Derivatives Contracts, Etc.............................................18
               4.17. Y2K....................................................................18
        SECTION V.   CONDUCT OF BUSINESS PENDING CLOSING....................................18
               5.1.  Conduct of Citrus Pending Closing......................................18
               5.2.  Conduct of CFC Pending Closing.........................................19
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        SECTION VI.  COVENANTS OF THE PARTIES...............................................20
               6.1.  Access to Properties and Records.......................................20
               6.2.  Confidentiality........................................................20
               6.3.  Cooperation............................................................20
               6.4.  Affiliates' Letters....................................................20
               6.5.  Listing of CFC Common Stock............................................21
               6.6. [Reserved]..............................................................21
               6.7.  Tax Treatment..........................................................21
               6.8.  Expenses...............................................................21
               6.9.  Material Events........................................................21
               6.10. Public Announcements...................................................21
               6.11. Updating of Schedules..................................................21
               6.12. Certain Policies of Citrus.............................................21
               6.13. Employee Matters.......................................................21
               6.14. Directors..............................................................22
               6.15. Agreements with Citrus Officer.........................................22
               6.16. Prohibited Actions.....................................................22
               6.17. Name...................................................................22
        SECTION VII.   CONDITIONS TO CFC'S OBLIGATIONS TO CLOSE.............................22
               7.1.  Performance of Acts and Representations by Citrus......................22
               7.2.  Opinion of Counsel for Citrus..........................................23
               7.3.  Conduct of Business....................................................23
               7.4.  Consents...............................................................23
               7.5.  Certificates...........................................................23
               7.6.  Shareholder Approval...................................................23
               7.7.  Securities Laws........................................................23
               7.8.  Employment Agreement...................................................23
               7.9.  Limit on Dissent.......................................................23
               7.10. Pooling-of-Interests...................................................24
               7.11. Provision for Loan Losses..............................................24
        SECTION VIII. CONDITIONS TO THE OBLIGATION OF CITRUS TO CLOSE.......................24
               8.1.  Performance of Acts and Representations by CFC.........................24
               8.2.  Opinion of Counsel for CFC.............................................24
               8.3.  Conduct of Business....................................................24
               8.4.  Consents...............................................................24
               8.5.  Certificates...........................................................25
               8.6.  Tax Opinion............................................................25
               8.7.  Shareholder Approval...................................................25
               8.8.  Securities Laws........................................................25
               8.9.  Employment Agreement...................................................25
               8.10. Fairness Opinion.......................................................25
        SECTION IX.   TERMINATION...........................................................25
               9.1.  Termination............................................................25
        SECTION X.   INDEMNIFICATION........................................................25
               10.1. Information for Application and Statements.............................25
               10.2. Indemnification of Officers and Directors..............................26
               10.3. Insurance..............................................................26
               10.4. Attorneys Fees.........................................................27
        SECTION XI.   MISCELLANEOUS.........................................................27
               11.1. Reliance...............................................................27
               11.2. Entire Agreement.......................................................27
               11.3. Binding Agreement......................................................27
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               11.4.  Notices...............................................................27
               11.5.  Counterparts..........................................................27
               11.6.  Headings..............................................................28
               11.7.  Law Governing.........................................................28
               11.8.  Amendment.............................................................28
               11.9.  Waiver................................................................28

APPENDICES
Appendix A   Plan of Merger

SCHEDULES
Schedule 3.5:  Capitalization Exceptions
Schedule 3.6:  Violations
Schedule 3.11: Material Liabilities or Obligations Not Disclosed in Citrus Financial Statements
Schedule 3.12: Exceptions to No Liens
Schedule 3.13: Litigation
Schedule 3.16: Proposed Expenditures Exceeding $50,000
Schedule 3.17: Insurance
Schedule 3.18: Contracts or Other Commitments of Citrus; Other Material Contracts
Schedule 3.19: Citrus Employee Benefit and Welfare Plans
Schedule 3.21  Exceptions to Citrus' Environmental Representations
Schedule 3.23: Classified Assets
Schedule 3.24: Derivatives Contracts, Etc.
Schedule 4.5:  Exceptions to CFC Capitalization Representations
Schedule 4.6:  Violations
Schedule 4.10: CFC Tax Matters
Schedule 4.11: Material Liabilities or Obligations Not Disclosed in the CFC Financial Statements
Schedule 4.12: Litigation
Schedule 4.14: CFC Employee Benefit and Welfare Plans
Schedule 4.16: Derivatives Contracts, Etc.
Schedule 6.15: Employment Agreements
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        This REORGANIZATION AGREEMENT is entered into as of this 18th day of
March, 1999 by and between Carolina First Corporation ("CFC"), a corporation organized and existing under the laws of the State of South Carolina and Citrus
Bank ("Citrus"), a state banking corporation organized and existing under the laws of the State of Florida.

                                           RECITALS

        A. Citrus is a state banking corporation headquartered in Orlando, Florida.
        B. CFC is a South Carolina corporation headquartered in Greenville, South Carolina, and a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").
        C. The parties hereto desire that CFC acquire Citrus through the merger of a banking subsidiary of CFC with and into Citrus, upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, CFC and Citrus hereby agree as follows:


                             SECTION I. DEFINITIONS

        1.1. ARTICLES OF MERGER. The Articles of Merger to be executed by Subsidiary Bank and Citrus in a form appropriate for filing with the appropriate Regulatory Authorities and/or state agencies or offices and relating to the effective consummation of the Merger as contemplated by the Plan of Merger.
        1.2. BENEFIT PLANS. All employee benefit plans within the meaning of
Section 3(3) of ERISA and any related or separate contracts, plans, trusts, annuities, programs, policies, arrangements, practices, customs and understandings that provide benefits of economic value to any present or former employee, or current or former beneficiary, dependent or assignee of any such employee or former employee.
        1.3. CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 ET SEQ.
        1.4. CFB. Carolina First Bank, a South Carolina corporation and a wholly-owned subsidiary of CFC.
        1.5. CFC. Carolina First Corporation, a bank holding company headquartered in Greenville, South Carolina.
        1.6. CFC BENEFIT PLANS. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by CFC or under which it may be obligated.
        1.7. CFC COMMON STOCK. The common stock, par value $1.00 per share, of CFC.
        1.8. CITRUS. Citrus Bank, a state banking corporation organized and existing under the laws of the State of Florida.
        1.9. CITRUS BENEFIT PLANS. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by Citrus or under which Citrus may be obligated.
        1.10. CITRUS COMMON STOCK. The common stock, par value $4.00 per share, of Citrus.
        1.11. CLOSING; CLOSING DATE. The terms "Closing" and "Closing Date" shall have the meanings ascribed to them in Section 2.2 hereof.
        1.12. CODE. The Internal Revenue Code of 1986, as amended, including, if the context permits, the applicable regulations promulgated pursuant thereto.
        1.13. CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean all information of any kind concerning a party hereto that is furnished by such party or on its behalf pursuant to Section 6.1 hereof as a result of the transactions contemplated herein, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Reorganization Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the Merger, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

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        1.14. DERIVATIVES CONTRACT. Any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on a balance sheet which is a derivative contract (including various combinations thereof).
        1.15. ERISA. The Employee Retirement Income Security Act of 1974, as amended.
        1.16. EFFECTIVE TIME. The date and time which the Merger becomes effective as set forth in the Articles of Merger. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFC shall notify Citrus in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.
        1.17. EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.
        1.18. FDIC. The Federal Deposit Insurance Corporation.
        1.19. FEDERAL RESERVE. The Board of Governors of the Federal Reserve System.
        1.20. FLORIDA STATE BOARD. The Florida State Department of Banking and Finance.
        1.21. GAAP. Generally accepted accounting principles consistently applied.
        1.22. SUBSIDIARY BANK. A banking subsidiary of CFC, whether now existing or hereafter organized, which shall be used for purposes of effecting the Merger and other transactions contemplated herein.
        1.23. IRS. The Internal Revenue Service.
        1.24. KNOWLEDGE. When used in the phrase "to the knowledge" or a similar phrase, shall mean the actual knowledge of the executive officers of the referenced party or parties, as applicable, after reasonable inquiry of the other executive officers and the directors of the parties and the Persons responsible for the day-to-day operations of the parties or their subsidiaries (although this definition shall not give rise to any duty of any independent verification or confirmation by members of senior management or the board of directors of the entity making the representation or warranty from other Persons).
        1.25. LIEN. Any lien, claim, encumbrance, security interest, assessment, charge, restriction (including restriction on voting rights or rights of disposition), mortgage, deed of trust, equity of any character, third party right of whatever nature or other similar or like charge.
        1.26. MATERIAL ADVERSE EVENT; MATERIAL ADVERSE EFFECT. This shall mean an event, effect, occurrence or circumstance which, alone or when taken with other breaches, events, effects, occurrences or circumstances existing concurrently therewith (including without limitation, any breach of a representation or warranty contained herein by such party) (i) has or is reasonably expected to have a material adverse effect on the properties, financial condition, results of operations, or business of such party and its subsidiaries, taken as a whole, or (ii) would materially prevent such party's, or any affiliated party's, ability to perform its obligations under this Reorganization Agreement or the consummation of any of the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Event has occurred, there shall be excluded any effect the cause of which is (A) any change in banking, tax and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting requirements applicable to the parties hereto, (C) any action or omission of Citrus or CFC or a subsidiary thereof taken with the prior written consent of CFC or Citrus, as applicable, in contemplation of the transaction contemplated herein, (D) the actions contemplated by Section 6.12 or Section 7.11, or (E) any changes in general economic conditions affecting financial institutions generally, including but not limited to changes in interest rates.
        1.27. MERGER. The Merger of Subsidiary Bank with and into Citrus, all as provided herein.
        1.28. OCC. Office of the Comptroller of the Currency.
        1.29. OTS. Office of Thrift Supervision.
        1.30. PBGC. The Pension Benefit Guaranty Corporation.
        1.31. PERSON. An individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.
        1.32. PLAN OF MERGER. The Plan of Merger attached to this Reorganization Agreement as Appendix A.

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        1.33. PROXY STATEMENT. The joint proxy statement/prospectus included in the Registration Statement which shall be furnished to the Citrus shareholders in connection with the Shareholders' Meeting and the matters contemplated thereby.
        1.34. REGISTRATION STATEMENT. The Registration Statement on Form S-4 to be filed with the SEC registering the issuance of the CFC Common Stock to be issued to the Citrus shareholders in connection with the Merger.
        1.35. REGULATIONS. The regulations issued by the IRS under the Code.
        1.36. REGULATORY APPROVALS. The orders, approvals, or exemptions of the FDIC, Federal Reserve, the OCC, the Florida State Board, or any other Regulatory Authority approving the Merger and the transactions contemplated herein.
        1.37. REGULATORY AUTHORITY. Any Federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the OCC, the Florida State Board and the FDIC) and any other Federal or state bank, thrift or other financial institution, insurance or securities regulatory authorities, and any and all other agencies or departments of Federal, state or local government, including without limitation the SEC.
        1.38. REORGANIZATION AGREEMENT. This Reorganization Agreement, including all schedules, appendices and exhibits attached hereto.
        1.39. RIGHTS. Rights shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation of, any of its capital stock or ownership interests therein.
        1.40. SEC. The Securities and Exchange Commission.
        1.41. SECURITIES ACT. The Securities Act of 1933, as amended.
        1.42. SHAREHOLDER APPROVAL. The approval of the Merger by the requisite vote of the shareholders of Citrus at the Shareholders' Meeting, all in accordance with this Reorganization Agreement and the Plan of Merger.
        1.43. SHAREHOLDERS' MEETING. The meeting of Citrus shareholders at which the Merger will be voted upon.

                             SECTION II. THE MERGER

        2.1. MERGER. Subject to the terms and conditions of this Reorganization Agreement, including the Plan of Merger, Subsidiary Bank shall merge with and into Citrus (the "Merger"), the separate existence of Subsidiary Bank shall cease, and Citrus shall survive and the name of the surviving corporation shall be "Citrus Bank." The parties agree that the Merger will be effected pursuant to the terms set forth in the Plan of Merger, the terms of which are incorporated herein.
        2.2. THE CLOSING. The Closing of the transaction contemplated herein shall be held as soon as reasonably practicable after fulfillment of all conditions set forth in Section VII and Section VIII hereof (the "Closing Date"), at the offices of Wyche, Burgess, Freeman & Parham, P.A. or at such other place and time as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred by September 30, 1999, either party hereto shall have the right to terminate this Reorganization Agreement so long as the failure to Close is not the result of a breach of this Reorganization Agreement by the party seeking to effect such termination.
        2.3. CONSIDERATION FOR THE MERGER. The manner of converting the shares of Citrus into shares of CFC shall be as set forth in the Plan of Merger.
        2.4. SUBSIDIARY BANK; SHAREHOLDER APPROVAL; REGISTRATION STATEMENT. CFC agrees to cause Subsidiary Bank to be in existence (if not already formed) such that the Merger may be consummated in a timely manner and to vote all shares of Subsidiary Bank in favor of this Reorganization Agreement and the Merger. Citrus shall call its Shareholders' Meeting in accordance with the applicable provisions of Florida law for the purpose of

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considering and voting on this Reorganization Agreement and the transactions contemplated hereby. The Shareholders' Meeting shall be held as soon as practicable. The board of directors of Citrus shall recommend (subject to compliance with their legal and fiduciary duties, as advised by counsel) to its shareholders and use its best efforts to obtain their approval of this Reorganization Agreement and the Merger. CFC shall file the Registration Statement with the SEC and shall pay the required filing fees. The parties will use their respective best efforts and cooperate with each other to obtain promptly the effectiveness of the Registration Statement. CFC shall also take any reasonable action required to be taken under applicable blue sky laws in connection with the issuance of CFC Common Stock in the Merger. CFC and Citrus shall jointly prepare the Proxy Statement, which shall be reasonably acceptable to all parties. The Proxy Statement shall be mailed to the Citrus shareholders as soon as reasonably practicable after the SEC's declaration of effectiveness of the Registration Statement, with due consideration given to the anticipated length of time that will be required to obtain the Regulatory Approvals. Citrus shall mail, at its expense, the Proxy Statement to its shareholders.
        2.5. COOPERATION; REGULATORY FILINGS. Subject to the terms and conditions of this Reorganization Agreement, CFC and Citrus shall cooperate, and shall cause each of their subsidiaries to cooperate, in the preparation and submission by CFC and Citrus, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the SEC, the OCC, the appropriate Regulatory Authorities of South Carolina and Florida, the shareholders of Citrus, and any other Persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Reorganization Agreement. Prior to the making of any such filings with any Regulatory Authority or the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or to any third person (such as mailings to shareholders or press releases), the parties shall submit to each other the material to be filed, mailed, or released. Any such materials shall be reasonably acceptable to all parties prior to the filings with any Regulatory Authorities or the disclosures to shareholders or to any third person, except to the extent that any person is legally required to proceed prior to obtaining the approvals of the other parties. CFC shall be responsible for all filings fees associated with obtaining the Regulatory Approvals. The parties shall provide each other with copies of all correspondence and responses sent to and from Regulatory Authorities with respect to the Merger.
        2.6. TAX TREATMENT. CFC and Citrus intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Code.
        2.7. RESERVATION OF RIGHT TO REVISE TRANSACTION. CFC may at any time change the method of effecting the acquisition of Citrus (including without limitation the provisions of this Section II) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the holders of Citrus Common Stock as provided for in this Reorganization Agreement, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to Citrus' stockholders as a result of receiving such consideration or prevent the parties from obtaining the tax opinion of Wyche, Burgess, Freeman & Parham, P.A. referred to herein, (iv) materially impair the ability to receive the Regulatory Approvals, or (v) materially delay the Closing.
        2.8. ACCOUNTING TREATMENT. The parties presently intend that the Merger shall be accounted for as a "pooling-of-interests" (although CFC, in its sole discretion, has the right to cause the Merger to be accounted for as a "purchase"). If the Merger is accounted for as a "pooling-of-interests," CFC shall publish as soon as reasonably practicable financial results covering the first complete month of combined operations of CFC and Citrus after the effective date of the Merger (all as contemplated within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies). The parties acknowledge that the publishing of such financial statements within 11 business days after the end of the fiscal month shall be deemed to be timely.


              SECTION III. REPRESENTATIONS AND WARRANTIES OF CITRUS

        Citrus hereby represents and warrants to CFC the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this Section III shall be actionable or shall constitute grounds

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for termination of or failure to perform under the terms of this Reorganization
Agreement by CFC, such breach or inaccuracy must have had a Material Adverse Effect.
        3.1. ORGANIZATION, GOOD STANDING AND CONDUCT OF BUSINESS. Citrus is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has full power and authority and all governmental and regulatory authorizations ("Authorizations") necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by Citrus makes such licensing or qualification necessary.
        3.2. SUBSIDIARIES. Citrus neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.
        3.3. CORPORATE AUTHORITY. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the Board of Directors of Citrus. Other than the Shareholder Approval, no further corporate acts or proceedings on the part of Citrus are required or necessary to authorize this Reorganization Agreement or the Merger.
        3.4. BINDING EFFECT. Subject to receipt of the Shareholder Approval and the Regulatory Approvals, when executed, this Reorganization Agreement will constitute valid and legally binding obligations of Citrus, enforceable against Citrus in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC- insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by Citrus in accordance with the provisions hereof, shall be duly authorized, executed and delivered by Citrus and enforceable against Citrus in accordance with its terms, subject to the exceptions in the previous sentence.
        3.5. CAPITALIZATION OF CITRUS. The authorized capital stock of Citrus consists solely of 2,000,000 authorized shares of common stock ($4.00 par value), of which 1,862,177 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Citrus are validly issued and fully paid and nonassessable. Except as set forth on Schedule 3.5, there are no outstanding Rights to purchase shares of any class of capital stock of Citrus, or outstanding agreements pursuant to which Citrus is or may become obligated to issue any shares of its capital stock. None of the shares of the Citrus Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in Citrus' Articles of Incorporation or Bylaws and except for restrictions on account of applicable Federal or state securities laws.
        3.6. COMPLIANCE WITH LAWS; ABSENCE OF DEFAULTS. (a) Citrus is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. Citrus is not in default under, or in violation of, any material agreement to which Citrus is a party.
        (b) Except as disclosed on Schedule 3.6, Citrus is not in violation of any applicable law, rule or regulation. Citrus has not received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any Regulatory Authority (i) asserting that Citrus is not in compliance with any of the statutes, regulations, rules or ordinances which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of Citrus, as applicable, (ii) threatening to revoke any Authorization, (iii) requiring or threatening to require Citrus, or indicating that Citrus may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of Citrus, or (iv) directing, restricting or limiting, or threatening to direct, restrict or limit in any manner the operations of Citrus (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").
        (c) Citrus is "well capitalized" as defined in applicable FDIC regulations and is not in "troubled condition" as defined therein, and is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar Federal and state laws and regulations.

        (d) Citrus is not aware of any reason why the Regulatory Approvals will not be obtained within the time period set forth in Section 2.2.
        3.7. NON-CONTRAVENTION AND DEFAULTS; NO LIENS. Neither the execution or delivery of this Reorganization Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which Citrus is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of Citrus, or (iv) violate any provisions of Citrus' Articles of Incorporation or Bylaws. To the best of Citrus' knowledge, no other party to any material agreement to which Citrus is a party is in default thereunder or in breach of any provision thereof. To the best of Citrus' knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.
        3.8. NECESSARY APPROVALS. Citrus has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no reasonable basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary Regulatory Approvals, no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of Citrus in connection with the execution and delivery of this Reorganization Agreement or the consummation by Citrus of the transactions contemplated hereby. Except for the Regulatory Approvals, Citrus is not required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of Citrus as a result of this Reorganization Agreement.
        3.9. FINANCIAL STATEMENTS. The financial statements of Citrus at and for each of the twelve months ended December 31, 1996 (audited), 1997 (audited) and 1998 (unaudited) (the "Citrus Financial Statements") all of which have been provided to CFC, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of Citrus at the dates indicated and the results of its operations for each of the periods indicated. The books and records of Citrus have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of Citrus.
        3.10. TAX RETURNS. Citrus files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. Citrus has duly filed all tax reports and returns required to be filed by any Federal, state and local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by Citrus) through the date hereof, and Citrus has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable after the date hereof. Citrus is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. Citrus does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any Federal, state or local income, property, franchise, sales, license or payroll tax. Citrus does not know of, or have reason to know of, any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of Citrus which, if determined adversely, would result in the assertion of any deficiency. All tax information reported by Citrus to Federal and state authorities and other Persons has been accurately and timely reported, except such as will not have a Material Adverse Effect.
        3.11. UNDISCLOSED LIABILITIES. Except for the liabilities which are disclosed in the Citrus Financial Statements or as set forth on Schedule 3.11, Citrus has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1998, there has been no (i) Material Adverse Event with respect to Citrus, or (ii) any incurrence by or subjection of Citrus to any obligation or liability (whether fixed, accrued or contingent) or commitment material to Citrus not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the Citrus Financial Statements at and for the periods subsequent to December 31, 1998.
        3.12. PROPERTIES, ENCUMBRANCES. Citrus has good and marketable title to all of the real property and depreciable tangible personal property owned by it, free and clear of any Lien, except for any Lien for (i) current taxes not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) such imperfections of title, easements and other encumbrances, if any, as are not material in character, amount or extent, or (iv) such items as are set forth on Schedule 3.12. Set forth on Schedule 3.12 are all business locations of Citrus, including whether such locations are owned or leased and a statement of when such locations were first occupied by Citrus. All buildings and all fixtures, equipment, and other property and assets which are material to its business are held by Citrus under valid leases or subleases enforceable in accordance with their respective terms.
        3.13. LITIGATION. Except as shown on Schedule 3.13, there are no claims, actions, suits or proceedings pending or threatened against Citrus, or to its knowledge affecting Citrus, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and Citrus knows of no basis for any of the foregoing. There is no order, writ, memorandum, agreement, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting Citrus specifically or to which Citrus is subject. Schedule 3.13 also sets forth each pending claim against Citrus related to the Occupational Safety and Health Act, each claim related to Citrus pending before the Wage/Hour Division of the Department of Labor, each claim against Citrus relating to conciliation agreements or complaints by the Office of Federal Contract Compliance Programs, charges filed with the Equal Employment Opportunity Commission with respect to Citrus and charges filed with the Department of Labor alleging violations of the Family Medical Leave Act by Citrus, regardless of whether such matters are expected to have a Material Adverse Effect.
        3.14. REPORTS. Citrus has duly made all reports and filings required to be made pursuant to applicable law.
        3.15. BROKERS. Except for its agreement with Allen C. Ewing & Co. (a copy of which has been provided to CFC), Citrus has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.
        3.16. EXPENDITURES. Schedule 3.16 sets forth any single expenditure of $50,000 or more proposed to be made by Citrus after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, Citrus will advise CFC of any changes to
Schedule 3.16 reflecting additions or deletions thereto since the date hereof.
        3.17. INSURANCE. Attached hereto as Schedule 3.17 is a list of the policies of fire, liability, life and other types of insurance held by Citrus, setting forth with respect to each such policy, the policy number, name of the insured party, type of insurance, insurance company, annual premium, expiration date, deductible amount, if any, and amount of coverage. Citrus management believes that each such policy is in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of Citrus taking into account the availability and cost of such coverage. To the extent permissible pursuant to such policies, all such policies shall remain in full force and effect for a period of at least 90 days following the Closing Date. There is no reason known to Citrus that any such policy would not be renewable on terms and conditions as favorable as those set forth in such policy.
        3.18. CONTRACTS AND COMMITMENTS. (a) Schedule 3.18 attached hereto sets forth each contract or other commitment of Citrus which requires an aggregate payment by Citrus after the date hereof of more than $50,000, and any other contract or commitment that in the opinion of Citrus management Materially Adversely Effects the business of Citrus. Except for the contracts and commitments described in this Reorganization Agreement or as set forth on
Schedule 3.18, Citrus is not party to or subject to:

               1. Any contracts or commitments which are material to its business, operations or financial condition other than loans or agreements with respect thereto entered into in the ordinary course of its banking business;
               2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 days' notice without penalty or liability to make any payment thereunder for more than 30 days after such termination;
               3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer or employee or members of their families;
               4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;
               5. Any contract or agreement with any labor union;
               6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;
               7. Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise (other than banking items being processed in the ordinary course of business);
               8. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;
               9. Any license agreement in which Citrus is the licensor or licensee; and
               10. Any material contract or agreement, not of the type covered by any of the other items of this Section 3.18, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or
        (ii) does not terminate, or is not terminable without penalty to Citrus, or any successors or assigns prior to 30 days from the date hereof.
        3.19. EMPLOYEE BENEFIT PLANS AND CONTRACTS. (a) Schedule 3.19 contains a complete list of all Citrus Benefit Plans. Citrus has delivered to CFC
(i) accurate and complete copies of all Citrus Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Citrus Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Citrus Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (iv) accurate and complete copies of all annual reports for all Citrus Benefit Plans (for which annual reports are required) prepared within the last two years, and
(v) accurate and complete copies of determination letters from the IRS for any Citrus Benefit Plan maintained or intended to be maintained under Section 401(a) of the Code. Any Citrus Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Citrus Benefit Plan on Schedule 3.19.
        (b) All Citrus Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all Citrus Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Citrus Benefit Plans that could subject Citrus to any material penalty or tax imposed under the Code or ERISA.
        (c) Except as set forth on Schedule 3.19, any Citrus Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Citrus Benefit Plan.
        (d) Citrus adequately reserved for all liabilities accrued prior to the Effective Time under Citrus' nonqualified retirement or deferred compensation plans.

        (e) Except as set forth on Schedule 3.19, Citrus has no current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Citrus has no liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Citrus Benefit Plans.
        (f) There are no pending or threatened claims by or on behalf of any Citrus Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Citrus Benefit Plan, alleging any breach of fiduciary duty on the part of Citrus or any of its officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The Citrus Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. Citrus has made all required contributions under the Citrus Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any Citrus Benefit Plan that is subject to the funding requirements of Section 412 of the Code.
        (g) Citrus does not maintain any defined benefit plan, and neither has incurred, nor has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title IV or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No Citrus Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any Citrus Benefit Plan has been instituted or threatened.
        (h) With respect to any Citrus Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Citrus Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act,
(iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Standards Board No. 106.
        (i) Except as set forth on Schedule 3.19, as of the Closing Date, there will be no contract, agreement, plan or arrangement covering any person that provides for the payment of an amount that would not be deductible to CFC by reason of Section 280G or any other provision of the Code.
        3.20. ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses (the "Citrus Allowance") shown on the Citrus Call Report dated as of December 31, 1998 and provided to the Florida State Board, as of such date has been determined, in the opinion of management of Citrus in accordance with GAAP, to be adequate to provide for losses relating to or inherent in the loan portfolios of Citrus.
        3.21. ENVIRONMENTAL MATTERS. Citrus is in material compliance with all local, state and Federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. Citrus has not, nor to the best of Citrus' knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by Citrus (including, without limitation, the buildings or structures thereon) (the "Real Property"). Citrus has not, nor to the best of Citrus' knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the Real Property. Citrus has not, nor to the best of Citrus' knowledge have other parties, installed or used underground storage tanks in or under any of the Real Property. Citrus has provided CFC with copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or Federal environmental law, ordinance, rule or regulation as any of them relate to Citrus. Any exceptions to the foregoing are set forth on
Schedule 3.21.
        3.22. CITRUS INFORMATION. The written information with respect to Citrus and its officers, directors, and affiliates which shall have been supplied by Citrus (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approval, or which shall be contained in the

Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of Citrus or on the date of the Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
        3.23. ASSET CLASSIFICATION. Set forth on Schedule 3.23 is a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Citrus that have been classified by it as of December 31, 1998 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1998 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Citrus prior to December 31, 1998.
        3.24. DERIVATIVES CONTRACTS, ETC. Citrus is not a party to nor has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (i) are referred to as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives", or (ii) are likely to have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business and set forth on Schedule 3.24, including a list, as applicable, of any Citrus assets pledged as security for each such instrument.
        3.25. LABOR MATTERS. No material work stoppage involving Citrus is pending or, to the best knowledge of Citrus, threatened. Citrus is not involved in, or, to the best knowledge of Citrus' management, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect. Employees of Citrus are not represented by any labor union, and, to the best knowledge of Citrus' management, no labor union is attempting to organize employees of Citrus.
        3.26. SECURITIES REPORTS. During the last two (2) years, Citrus has filed on a timely basis all securities-related reports, registrations, and statements, together with any amendments, required by applicable Regulatory Authorities, all of which, as of their respective dates, were in compliance in all material respects with the applicable rules and regulations.
        3.27. OWNERSHIP OF CFC COMMON STOCK. No shares of CFC Common Stock are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Citrus.
        3.28. RESALE OF CFC COMMON STOCK. Citrus knows of no present plan or intention on the part of its shareholders to sell, assign, transfer or otherwise dispose of shares of CFC Common Stock to be received by such shareholders in connection with the Merger which would reduce said shareholders' holdings of CFC Common Stock to a number of shares having, in the aggregate, a value of less than 50% of the value of Citrus Common Stock outstanding as of the Effective Time. For purposes of this representation, shares of Citrus Common Stock sold, redeemed or otherwise disposed of prior or subsequent to and as part of the Merger, will be considered as shares received by shareholders of Citrus and then disposed of by shareholders of Citrus.


                SECTION IV. REPRESENTATIONS AND WARRANTIES BY CFC

         CFC hereby represents and warrants to Citrus the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this Section IV shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by Citrus, such breach or inaccuracy must have had a Material Adverse Effect.
        4.1. ORGANIZATION, GOOD STANDING AND CONDUCT OF BUSINESS. CFC is a corporation, duly organized, validly existing and in good standing under the laws of South Carolina, is duly registered as a bank holding company under the BHCA, and has full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by CFC makes such license or qualification necessary. At Closing, Subsidiary Bank will (i) be a direct subsidiary of CFC, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and
(ii) have full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is then being conducted and to consummate the transactions contemplated herein.
        4.2. SUBSIDIARIES. (a) Other than CFB, Carolina First Bank, F.S.B., Carolina First Mortgage Company, Resource Processing Group, Inc., and Blue Ridge Finance Company, Inc. (collectively, the "Subsidiaries") or except as provided below, CFC neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. CFC is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of the Subsidiaries. Except in connection with the pending acquisition of Citizens First National Bank, there are no contracts, commitments, understandings or arrangements by which CFC is or may be bound to sell or otherwise issue any shares of the Subsidiaries' capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of CFC to vote or to dispose of such shares. All of the shares of capital stock of the Subsidiaries are fully paid and nonassessable and are owned by CFC free and clear of any Liens. CFC has, or has the right to acquire, in excess of 5% of the common stock of (i) Affinity Technology Group, Inc., a Delaware corporation headquartered in Columbia, South Carolina and (ii) Net.B@nk, Inc., a Georgia corporation and savings and loan holding company headquartered in Atlanta, Georgia. None of the Subsidiaries either owns or controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person, except that (i) CFB owns 100% of Carolina First Securities, Inc., over 99% of Carolina First Mortgage Loan Trust and residual interests in two trusts created in connection with the securitization of loans,
(ii) Blue Ridge Finance Company, Inc. owns 100% of CF Investment Company, and
(iii) CF Investments, Inc. (a SBIC) owns equity interests in other entities ranging from nominal amounts up to 50% of such other entities' outstanding equity.
        4.3. CORPORATE AUTHORITY. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the Board of Directors of CFC. No further corporate acts or proceedings on the part of CFC are required or necessary to authorize this Reorganization Agreement or the Merger.
        4.4. BINDING EFFECT. Subject to receipt of the Regulatory Approvals, when executed, this Reorganization Agreement will constitute the valid and legally binding obligation of CFC, enforceable against CFC in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally,
(ii) laws relating to the safety and soundness of depository institutions, and
(iii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by CFC in accordance with the provisions hereof, shall be duly authorized, executed and delivered by CFC and enforceable against CFC in accordance with its terms, subject to the exceptions in the previous sentence.
        4.5. CAPITALIZATION OF CFC. The authorized capital stock of CFC consists solely of (i) 100,000,000 authorized shares of common stock ($1.00 par value per share), of which approximately 22,025,025 shares were issued and outstanding as of the date hereof and (ii) 10,000,000 shares of preferred stock, none of which is outstanding. All of the issued and outstanding shares of CFC are validly issued and fully paid and nonassessable. Except for (i) stock or options to purchase shares of CFC Common Stock granted under director or employee benefit plans or stock issued by CFC to its Employee Stock Ownership Plan, (ii) shares which may be issued pursuant to CFC's Shareholders' Rights Plan entered into as of November 9, 1993 between CFC and CFB, as amended and restated (the "Rights Plan"), (iii) existing dividend reinvestment plans, (iv) shares which may be issued in connection with acquisitions of other financial institutions or assets, or (v) as otherwise set forth on Schedule 4.5, there are no outstanding Rights or any outstanding securities or other instruments convertible into shares of any class of capital stock of CFC, or pursuant to which CFC is or may become obligated to issue any shares of its capital stock. The CFC Common Stock to be issued in connection with this Reorganization Agreement and the Merger will, when issued, (i) be validly issued, fully paid and nonassessable, (ii) have been issued pursuant to an effective registration statement, (iii) have been properly registered for trading on the Nasdaq National Market, and (iv) will be entitled to all benefits accorded other shares of CFC Common Stock under the Rights Plan.

        4.6. COMPLIANCE WITH LAWS; ABSENCE OF DEFAULTS. (a) CFC is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. CFC is not in default under, or in violation of, any material agreement to which CFC is a party. CFC is not in violation of any applicable law, rule or regulation the effect of which would have a Material Adverse Effect on CFC or its business operations or prospects.
        (b) CFC is not aware of any reason why the Regulatory Approvals will not be obtained within the time period set forth in Section 2.2.
        4.7. NON-CONTRAVENTION AND DEFAULTS; NO LIENS. Neither the execution or delivery of this Reorganization Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which CFC is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of CFC, or (iv) violate any provisions of CFC's Articles of Incorporation or Bylaws. To the best of CFC's knowledge, no other party to any material agreement to which CFC is a party is in default thereunder or in breach of any provision thereof. To the best of CFC's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.
        4.8. NECESSARY APPROVALS. CFC has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary Regulatory Approvals (including the filing with the SEC of the Registration Statement and filings with blue sky authorities), no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of CFC in connection with the execution and delivery of this Reorganization Agreement or the consummation by CFC of the transactions contemplated hereby. Except for the Regulatory Approvals, CFC is not required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of CFC as a result of this Reorganization Agreement.
        4.9. FINANCIAL STATEMENTS. The financial statements of CFC at and for each of the fiscal years ended December 31, 1996 (audited), 1997 (audited) and 1998 (unaudited) (the "CFC Financial Statements") all of which have been provided to Citrus, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of CFC at the dates indicated and the results of its operations for each of the periods indicated. The books and records of CFC have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of CFC.
        4.10. UNDISCLOSED LIABILITIES. Except for the liabilities which are disclosed in the CFC Financial Statements or as set forth on Schedule 4.10, CFC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1998, there has been no (i) Material Adverse Event with respect to CFC, or (ii) any incurrence by or subjection of CFC to any obligation or liability (whether fixed, accrued or contingent) or commitment material to CFC not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the CFC Financial Statements at and for the periods subsequent to December 31, 1998.
        4.11. LITIGATION AND REGULATORY AGREEMENTS. Except as set forth on
Schedule 4.11, there are no claims, actions, suits or proceedings pending or threatened against or, to its knowledge, affecting CFC at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and CFC knows of no basis for any of the foregoing. There is no order, writ, memorandum or agreement, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting CFC or to which CFC is subject, except for (i) agreements between CFC and the Federal Reserve regarding CFC's ownership interest in Affinity Technology

Group, Inc. and (ii) agreements between CFC and the Federal Reserve, and CFC and the OTS regarding CFC's ownership interest in Net.B@nk, Inc.
        4.12. REPORTS. CFC has duly made all reports and filings required to be made pursuant to applicable law.
        4.13. CFC INFORMATION. The written information with respect to CFC and its officers, directors, and affiliates which shall have been supplied by CFC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approval, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of Citrus or on the date of the Shareholders' Meeting, or in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
        4.14. SECURITIES REPORTS. During the last two (2) years, CFC has filed on a timely basis all reports, registrations, and statements, together with any amendments, required under the Securities Act and the Exchange Act, all of which, as of their respective dates, were in compliance in all material respects with the rules and regulations of the SEC. All reports and registration statements filed by CFC under the Securities Act and the Exchange Act did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
        4.15. DUE DILIGENCE. All information provided by CFC in connection with the due diligence investigation by Citrus was, at the time that such information was provided, fair, accurate and complete in all material respects. Since the date of such provision of information, there have been no changes in such information, which, taken in the aggregate, represent a Material Adverse Event. CFC has not failed to provide or make available to Citrus all material information regarding CFC.
        4.16. DERIVATIVES CONTRACTS, ETC. CFC is not a party to nor has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet or referenced in the footnotes to the CFC Financial Statements which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that
(i) are referred to as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives", or
(ii) are likely to have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business and set forth on
Schedule 4.16, including a list, as applicable, of any CFC assets pledged as security for each such instrument.
        4.17. Y2K. The computer based systems of CFC and its material subsidiaries will be "Millennium Compliant" on or before September 30, 1999. The term "Millennium Compliant" means:
               (i) CFC and its material subsidiaries' functions, calculations, and other computing processes will perform in a consistent manner regardless of the date in time performed and regardless of the date input, whether before, on, or after January 1, 2000.
               (ii) CFC and its material subsidiaries' software will accept, calculate, compare, sort, extract, sequence, and otherwise process date inputs and date values, and return and display date values in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.
               (iii) CFC and its material subsidiaries' software will function without interruptions caused by the date in time on which the processes are actually performed or by the date input to the software, whether before, on, or after January 1, 2000.

                 SECTION V. CONDUCT OF BUSINESS PENDING CLOSING

        5.1. CONDUCT OF CITRUS PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, Citrus covenants and agrees to the following (except to the extent that CFC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.1 must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.
               (a) Citrus will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, will use all reasonable efforts to preserve intact its business organization and goodwill, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with Citrus. Citrus shall not purchase or otherwise acquire or enter into a contract to acquire servicing or subservicing rights with respect to loans not originated by Citrus without the written consent of CFC, which consent shall not be unreasonably withheld.
               (b) Citrus will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof, except as may be required by applicable law or regulation.
               (c) Citrus will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or Rights to acquire any such shares or any shares (except for the issuance of common stock in connection with the exercise or conversion of Rights set forth in
        Schedule 3.5, in accordance with the terms thereof as they currently exist); nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other Rights to acquire shares; nor will it declare, set aside or pay any dividends of any type or make any other change in its equity capital structure.
               (d) Citrus will promptly advise CFC in writing of any change in the business of Citrus which has, or may reasonably be expected to have, a Material Adverse Effect.
               (e) Citrus will not take, agree to take, or knowingly permit to be taken (except as may be required by applicable law or regulation) any action or do or knowingly permit to be done anything in the conduct of the business of Citrus, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of Citrus contained herein to be or become untrue in any material respect.
               (f) Citrus will not incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.
               (g) Except for expenses attendant to the Merger and current contractual obligations, Citrus will not incur any expense in an amount in excess of $50,000 after the execution of this Reorganization Agreement without the prior written consent of CFC.
               (h) Citrus will not grant any executive officers any increase in compensation (except in the ordinary course of business in accordance with past practice and only upon prior notice to CFC), or enter into any employment agreement with any executive officer without the consent of CFC except as may be required under employment or termination agreements in effect on the date hereof which have been previously disclosed to CFC in writing.
               (i) Citrus will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.
               (j) Except as may be directed by any Regulatory Authority, as may be undertaken in the ordinary course of business in accordance with past practices, or as may be reasonably appropriate in view of changes in economic circumstances, Citrus shall not (1) change its lending, investment, liability management or other material banking or other policies in any material respect, or (2) implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.
               (k) Citrus shall not impose, or permit or suffer the imposition of any Liens (except in the ordinary course of business) on any of its assets, other than Liens on such assets that, individually or in the aggregate, are not material to the business, properties or operations of Citrus.
        5.2. CONDUCT OF CFC PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, CFC covenants and agrees to the following (except to the extent that Citrus shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld);

provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.2 must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.
               (a) CFC shall carry on its business in substantially the same manner as heretofore conducted.
               (b) CFC will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof in any manner that would adversely affect the Citrus shareholders in any material respect.
               (c) CFC will promptly advise Citrus orally and in writing of any change in its business which is or may reasonably be expected to be materially adverse to CFC.
               (d) CFC will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of CFC contained herein to be or become untrue in any material respect.


                      SECTION VI. COVENANTS OF THE PARTIES

        6.1. ACCESS TO PROPERTIES AND RECORDS. Between the date of this Reorganization Agreement and the Closing Date, the parties will provide to each other and to their respective accountants, counsel and other authorized representatives reasonable access, during reasonable business hours and upon reasonable notice, to their respective premises, properties, contracts, commitments, books, records and other information and will cause their respective officers to furnish to the other party and its authorized representatives such financial, technical and operating data and other information pertaining to their respective businesses, as the parties shall from time to time reasonably request.
        6.2. CONFIDENTIALITY. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any Person. The party gaining access to such Confidential Information shall exercise the same degree of care with respect thereto that any such party uses to preserve and safeguard its own confidential proprietary information. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. If this Reorganization Agreement is terminated, each party hereto will promptly return all documents received by it from each other party containing Confidential Information. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, the status of the Merger. Each party shall coordinate with the other parties, any public statements regarding the Merger.
        6.3. COOPERATION. Each party shall use its respective, reasonable best efforts to take any and all necessary or appropriate actions, and to use its reasonable best efforts to cause its officers, directors, employees, agents, and representatives to use their reasonable best efforts and to take all steps in good faith within their power, to cause to be fulfilled those of the conditions precedent to its obligations to consummate the Merger which are dependent upon its or their actions, including but not limited to (i) requesting the delivery of appropriate opinions and letters from its counsel and (ii) obtaining any consents, approvals, or waivers required to be obtained from other parties.
        6.4. AFFILIATES' LETTERS. Citrus shall deliver to CFC a letter identifying all Persons who are, at the time the Merger is submitted to a vote of the shareholders of Citrus, "affiliates" of Citrus for purposes of Rule 145 of the General Rules and Regulations under the Securities Act. Citrus shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to CFC on or prior to the Effective Time a written agreement, in form reasonably satisfactory to CFC, that such Person shall not sell, pledge, transfer or otherwise dispose of any capital stock of Citrus or any CFC Common Stock owned by such person or to be received by such person as part of the consideration except in compliance with the applicable provisions of the Securities Act.

        6.5. LISTING OF CFC COMMON STOCK. CFC shall cause the shares of CFC Common Stock to be issued in the transactions contemplated by this Reorganization Agreement to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time. CFC shall give such notice to the Nasdaq Stock Market as may be required to permit the listing of the CFC Common Stock issued in connection with the Merger.
        6.6. [RESERVED]
        6.7. TAX TREATMENT. Citrus and CFC shall each take such acts within their power as may be reasonably necessary to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, except to the extent such performance or failure would be prohibited by law or regulation.
        6.8. EXPENSES. Except to the extent expressly provided otherwise herein, the parties shall pay their own fees and expenses (including legal and accounting fees) incurred in connection with the Merger.
        6.9. MATERIAL EVENTS. At all times prior to the Closing Date, each party shall promptly notify the other party in writing of the occurrence of any event which will or may result in a breach of any covenant, representation or warranty in this Reorganization Agreement, or the failure to satisfy the conditions specified in Section VII or Section VIII of this Reorganization Agreement or other material developments relevant to the consummation of the Merger, and shall use its reasonable best efforts to prevent or promptly to remedy the same.
        6.10. PUBLIC ANNOUNCEMENTS. At all times until after the Closing Date, neither Citrus nor CFC shall issue or permit any of its respective subsidiaries, affiliates, officers, directors or employees to issue any press release or other information to the press with respect to this Reorganization Agreement, without the express prior consent of the other party, except as may be required by law or the policies of the Nasdaq Stock Market. The parties shall cooperate to prepare a joint press release with respect to the transactions contemplated herein.
        6.11. UPDATING OF SCHEDULES. Citrus and CFC shall, at the Effective Time, prepare and deliver to each other such supplements to the schedules attached hereto as may be necessary or appropriate to ensure the accuracy and completeness of the information required to be disclosed in such schedules at all times prior to the Effective Time, provided that the furnishing of any such supplement to such Schedules shall not modify, limit, or otherwise affect any representations or warranties of Citrus or CFC contained herein or any right of Citrus or CFC to terminate this Reorganization Agreement. Citrus and CFC shall provide to each other drafts of such supplemental Schedules at least three (3) business days prior to the Closing Date.
        6.12. CERTAIN POLICIES OF CITRUS. Citrus shall, consistent with GAAP and regulatory accounting principles, use its best efforts to record any accounting adjustments required to conform its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to reflect consistently on a mutually satisfactory basis the policies and practices of CFC; provided, however, that Citrus shall not be obligated to record any such accounting adjustments pursuant to this Section (i) unless and until Citrus shall be reasonably satisfied that all the conditions to the obligation of the parties to consummate the Merger will be satisfied or waived on or before the Effective Time, and (ii) in no event until the day prior to the Closing Date. Notwithstanding any other provision hereof, until the Effective Time, the management of Citrus and the authority to establish and implement its business policies shall continue to reside solely in Citrus' officers and board of directors, and the election of Citrus directors shall be solely the prerogative of Citrus shareholders.
        6.13. EMPLOYEE MATTERS. (a) CFC and Citrus agree to cooperate and use reasonable efforts to develop staffing plans which will result in the retention of as many Citrus managers and employees as is practical (as determined by CFC). CFC agrees that Citrus employees shall also be eligible for consideration for any other available positions for which they are qualified at CFC and its subsidiaries. CFC agrees that those former Citrus employees who are employed by CFC or its subsidiaries immediately following the Closing Date: (i) will be eligible to participate in CFC Benefit Plans; and (ii) will receive past service credit for eligibility and vesting (but not benefit accrual) purposes under CFC qualified retirement plans for years of service with Citrus. CFC agrees that Citrus may elect to fully vest its employees under some or all Citrus Benefit Plans prior to consummation of the Merger. Any Citrus Benefit Plans that are intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code will be terminated by proper action of the Board of Directors of Citrus prior to the Effective Time. From and after the Effective Time, CFC agrees to provide credit for service as required by the Health Insurance Portability and Accountability Act of 1996, as amended, for purposes of determining any preexisting condition exclusion that may apply to an employee of Citrus who becomes covered by a medical plan sponsored by CFC.
        (b) Except as set forth on Schedule 3.19, as of the Closing Date, Citrus shall have no contract, agreement, plan or arrangement covering any person that provides for the payment of an amount that would not be deductible to CFC by reason of Section 280G or any other provision of the Code.
        (c) CFC agrees to cause Citrus (after the Closing) to allow existing Citrus officers to participate in incentive compensation programs to the same extent as similarly situated officers of Carolina First Bank; provided, however, that this provision shall not be construed to alter any at-will employment arrangements.
        6.14. DIRECTORS. (a) Upon closing and for a period of at least two years, CFC will nominate and elect the existing Citrus board members to serve on the board of directors of Citrus; provided that such obligation will terminate as to any individual who fails to act in accordance with any fiduciary duties imposed pursuant to applicable law. Such persons shall receive directors' fees in accordance with the fee structure and policies generally applicable to directors of CFC subsidiaries. In the event that the transaction is restructured in accordance with Section 2.7 and Citrus is merged into CFB, the obligations under this Section will be satisfied if these individuals are named as advisory board members of CFC's Florida operations and they otherwise receive director compensation fees in accordance with the fee structure and policies generally applicable to directors of CFB.
        (b) Upon closing and for a period of at least two years, CFC will nominate as part of management's slate for its Board of Directors, a resident of Florida, who shall be reasonably acceptable to the Citrus Board of Directors.
        6.15. AGREEMENTS WITH CITRUS OFFICER. Upon closing, CFC shall cause Citrus to enter into an employment agreement with Randy O. Burden in substantially the form set forth on Schedule 6.15 (the "Employment Agreement").
        6.16. PROHIBITED ACTIONS. (a) Except as expressly provided in this Reorganization Agreement, as agreed to by CFC or as required by applicable law, rules or regulations (including the fiduciary duties of the Citrus directors under applicable law), during the period from the date of this Reorganization Agreement to the Effective Time, Citrus shall (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on Citrus.
        (b) Except as expressly provided in this Reorganization Agreement, as agreed to by Citrus or as required by applicable law, rules or regulations, during the period from the date of this Reorganization Agreement to the Effective Time, CFC shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on CFC.
        6.17. NAME. CFC agrees to cause Citrus Bank to utilize the name "Citrus Bank" following Closing.



              SECTION VII. CONDITIONS TO CFC'S OBLIGATIONS TO CLOSE

        The obligations of CFC to consummate the transactions contemplated in this Reorganization Agreement are subject to the satisfaction of the following conditions at or before the Closing Date:
        7.1. PERFORMANCE OF ACTS AND REPRESENTATIONS BY CITRUS. Each of the acts and undertakings of Citrus to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of Citrus set forth in this Reorganization Agreement shall be true in all material respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.

        7.2. OPINION OF COUNSEL FOR CITRUS. Citrus shall have furnished CFC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to CFC and its counsel, to the effect that, except as disclosed herein: (i) Citrus is duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of Citrus' Articles of Incorporation or Bylaws, as applicable, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any agreement listed on
Schedule 3.18 or any order, arbitration award, judgment or decree known to counsel to which Citrus is a party, or by which it is bound, except as such would not, in the aggregate, have a Material Adverse Effect, except as disclosed on schedules to the Reorganization Agreement, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which Citrus is subject; (iii) all of the shares of Citrus Common Stock are validly authorized and issued, fully paid and non-assessable;
(iv) Citrus has the legal right and power, and all authorizations and approvals required by law, to enter into this Reorganization Agreement, and to consummate the transactions contemplated herein and all applicable regulatory waiting periods have passed; (v) other than filings and registrations required under applicable law to be made by CFC, all filings and registrations with, and notifications to, all Federal and state authorities required on the part of Citrus for the consummation of the Merger have been made; (vi) Citrus has full corporate power and authority to enter into this Reorganization Agreement, and this Reorganization Agreement has been duly authorized, executed and delivered by Citrus and constitutes a valid and legally binding obligation of Citrus enforceable against Citrus in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (y) laws relating to the safety and soundness of depository institutions, and (z) general principles of equity; (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against Citrus or other parties which would have a Material Adverse Effect on Citrus' business or properties or its ability to make the representations and warranties and perform the obligations set forth herein, and (viii) Citrus has perfected security interest in the collateral referenced in that certain Settlement Agreement and Stipulation For Entry of Final Judgment entered into as of March 31, 1998 between Citrus and Orange Co. South Auto Auctions, among other parties, and based on counsel's review of public filings, such security interest is prior to all other security interests which may be perfected by filing.
        7.3. CONDUCT OF BUSINESS. There shall have been no Material Adverse Event with respect to Citrus from the date hereof through the Closing Date.
        7.4. CONSENTS. All Regulatory Approvals and other authorizations necessary, in the reasonable opinion of counsel for CFC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Regulatory Approvals shall have been obtained without the imposition of any condition or requirement that, in the reasonable judgment of CFC, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).
        7.5. CERTIFICATES. CFC shall have been furnished with such certificates of officers of Citrus, in form and substance reasonably satisfactory to CFC, dated as of the Closing Date, certifying to such matters as CFC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VII.
        7.6. SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.
        7.7. SECURITIES LAWS. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of CFC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.
        7.8. EMPLOYMENT AGREEMENT. The Employment Agreement shall have been executed.
        7.9. LIMIT ON DISSENT. The holders of 10% or more of the Citrus Common Stock outstanding at the time of the Shareholders' Meeting shall not have dissented to the Merger by demanding payment for fair value of their shares in the manner provided by applicable law.

        7.10. POOLING-OF-INTERESTS. CFC shall have received reasonable assurance from KPMG Peat Marwick LLP that the Merger will qualify for pooling-of-interests accounting treatment under general accepted accounting practices.
        7.11. PROVISION FOR LOAN LOSSES. Citrus shall have made a provision for loan losses of at least $750,000 in the first quarter of 1999, which provision shall be in addition to the provision for loan losses that otherwise would have been made by Citrus during such quarter.


          SECTION VIII. CONDITIONS TO THE OBLIGATION OF CITRUS TO CLOSE

        The obligation of Citrus to consummate the transactions contemplated in this Reorganization Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:
        8.1. PERFORMANCE OF ACTS AND REPRESENTATIONS BY CFC. Each of the acts and undertakings of CFC to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of CFC set forth in this Reorganization Agreement shall be true in all material respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.
        8.2. OPINION OF COUNSEL FOR CFC. CFC shall have furnished Citrus with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to Citrus and its counsel, to the effect that, except as disclosed herein: (i) CFC and Subsidiary Bank are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of CFC's or Subsidiary Bank's Articles of Incorporation, Bylaws or other charter documents,
(B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which CFC is a party, or by which it is bound, except as such would not, in the aggregate, have a Material Adverse Effect on the business or financial condition of CFC, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which CFC is subject; (iii) all of the shares of CFC Common Stock to be issued in connection with the Merger will be, when issued, validly authorized and issued, fully paid and non-assessable; (iv) CFC has the legal right and power, and all authorizations and approvals required by law, to enter into this Reorganization Agreement, and to consummate the transactions contemplated herein and all applicable regulatory waiting periods have passed, and Subsidiary Bank has the legal right and power, and all authorizations and approvals required by law, to enter into the Plan of Merger, and to consummate the transactions contemplated therein; (v) all filings and registrations with, and notifications to, all Federal and state authorities required on the part of CFC and Subsidiary Bank for the consummation of the Merger have been made; (vi) CFC has full corporate power and authority to enter into this Reorganization Agreement, and this Reorganization Agreement has been duly authorized, executed and delivered by CFC and constitutes a valid and legally binding obligation of CFC enforceable against CFC in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (y) laws relating to the safety and soundness of depository institutions, and (z) general principles of equity; (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against CFC or other parties which would have a Material Adverse Effect on CFC's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein, and (viii) the Registration Statement became effective on [date] and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.
        8.3. CONDUCT OF BUSINESS. There shall have been no Material Adverse Event with respect to CFC from the date hereof through the Closing Date.
        8.4. CONSENTS. All Regulatory Approvals or other authorizations necessary, in the reasonable opinion of counsel for Citrus, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Approvals of all applicable regulatory agencies shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of Citrus, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).
        8.5. CERTIFICATES. Citrus shall have been furnished with such certificates of officers of CFC, in form and substance reasonably satisfactory to Citrus, dated as of the Closing Date, certifying to such matters as Citrus may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VIII.
        8.6. TAX OPINION. Citrus shall have received from Wyche, Burgess, Freeman & Parham, P.A. a tax opinion, reasonably satisfactory to Citrus, opining, subject to reasonable qualifications, that the Merger shall, upon compliance with reasonable conditions, qualify as a tax-free reorganization under Section 368(a) of the Code.
        8.7. SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.
        8.8. SECURITIES LAWS. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of CFC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.
        8.9. EMPLOYMENT AGREEMENT. The Employment Agreement shall have been executed.
        8.10. FAIRNESS OPINION. Citrus shall have received a fairness opinion from an investment banker acceptable to Citrus in all reasonable respects (and dated within five business days of the mailing date of the Proxy Statement) to the effect that the Merger is fair, from a financial point of view, to the Citrus shareholders (it being acknowledged that if the Merger is treated as a "purchase" for accounting purposes, that such fairness opinion shall be updated to consider such fact when setting forth its opinion).


                             SECTION IX. TERMINATION

        9.1. TERMINATION. This Reorganization Agreement may be terminated at any time prior to the Closing Date:
               (a) by mutual consent of the parties;
               (b) by either CFC or Citrus, at that party's option, (A) if a permanent injunction or other order (including any order denying any required regulatory consent or approval) shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions contemplated herein, or (B) if the Shareholder Approval is not received at the Shareholders' Meeting;
               (c) by either CFC or Citrus if the other party (or any of its subsidiaries) has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment must result in a Material Adverse Event and the breaching party must be given notice of the failure to comply and a reasonable period of time to cure;
               (d) by either CFC or Citrus as set forth in Section 2.2 hereof;
               (e) by CFC if the Fair Market Value of the CFC Common Stock on the day before the Closing Date is $25.91 or higher; or
               (f) by Citrus if the Fair Market Value of the CFC Common Stock on the day before the Closing Date is $17.27 or lower.

                           SECTION X. INDEMNIFICATION

        10.1. INFORMATION FOR APPLICATION AND STATEMENTS. Each of CFC and Citrus represents and warrants that all information concerning it which is or will be included in any statement and application made to any governmental agency (including the Registration Statement) in connection with the transactions contemplated by the Agreement shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each of CFC and Citrus so representing and warranting will indemnify and hold harmless the other, each of its directors and officers, who controls the other within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable laws and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each of CFC and Citrus agrees, at any time upon the request of the other, to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report or other application or statement, or in any draft of any such document, and confirming that the information contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section X shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party.
        10.2. INDEMNIFICATION OF OFFICERS AND DIRECTORS. (a) CFC covenants and agrees that it will cause each person who is an officer or director of Citrus (an "Indemnitee") on the Closing Date to be indemnified for any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") arising out of such person's service as an officer or director of Citrus to the fullest extent to which such indemnification is permitted under applicable law and the Articles of Incorporation and Bylaws of Citrus in effect on the date hereof (except that this provision shall not be construed so as to cause CFC or Citrus to violate applicable law). Except for expenses associated with claims described in the immediately succeeding sentence and except for, in particular, expenses associated with any claims or threatened or actual litigation between Indemnitees and CFC, CFC, upon request of such Indemnitees, shall advance expenses in connection with such indemnification, provided that such advancement need be made if and only to the extent that such advancement would have been proper under applicable law. Notwithstanding anything to the contrary herein, this indemnification shall not extend to claims against an Indemnitee by CFC. The provisions of this Section X shall survive the closing and shall be enforceable directly by each officer and director of Citrus benefited by this
Section X.
        (b) Any Indemnitee wishing to claim indemnification under this Section X, upon learning of such claims or liabilities, shall promptly notify CFC thereof; provided, that the failure so to notify shall not affect the obligations of CFC hereunder unless such failure materially increases CFC's liability hereunder. In the event of any litigation giving rise to a claim hereunder, (i) CFC shall have the right to assume the defense thereof, if it so elects, and CFC shall pay all reasonable fees and expenses of counsel for the Indemnitees promptly as statements therefor are received; provided, however, that CFC shall be obligated pursuant to this Section to pay for only one firm of counsel for all Indemnitees in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (ii) the Indemnitees shall cooperate in the defense of any such matter, (iii) CFC shall not be liable for any settlement effected without its prior written consent and (iv) CFC shall have no obligation hereunder in the event a Federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnitee in the manner contemplated hereby is prohibited by applicable law.
        10.3. INSURANCE. Citrus and CFC shall use their reasonable best efforts to maintain Citrus' existing directors' and officers' liability insurance policy (or a policy, similar to Citrus' existing policy, providing comparable coverage on terms no less favorable) past the Closing Date covering persons who are currently covered by such insurance; provided that CFC or Citrus shall not make a premium payment in respect of such policy (or replacement policy) which exceeds $25,000 and provided further that Citrus and CFC shall obtain the maximum amount of such coverage as can be obtained by paying a premium of $25,000. CFC shall take no action to terminate prematurely such policy.
        10.4. ATTORNEYS FEES. In the event of litigation between CFC and an Indemnitee regarding this Section X, the prevailing party in such litigation shall be entitled to recover from the losing party all reasonable attorneys fees and costs incurred in connection with such litigation; provided, however, that this Section 10.4 shall be applicable only to those Indemnitees who execute and deliver to CFC before Closing an undertaking whereby they expressly agree to be obligated to reimburse CFC if applicable under this Section 10.4.


                            SECTION XI. MISCELLANEOUS

        11.1. RELIANCE. Notwithstanding any investigation made by or on behalf of the parties, whether before or after the Closing Date, the parties shall be entitled to rely upon the representations and warranties given or made by the other party(ies) herein.
        11.2. ENTIRE AGREEMENT. This Reorganization Agreement, including any schedules, exhibits, lists and other documents referred to herein which form a part hereof, contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.
        11.3. BINDING AGREEMENT. This Reorganization Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.
        11.4. NOTICES. Any notice given hereunder shall be in writing and shall be deemed delivered and received upon reasonable proof of receipt. Unless written designation of a different address is filed with each of the other parties hereto, notice shall be transmitted to the following addresses:

        For CFC:             William S. Hummers III
                             Carolina First Corporation
                             102 South Main Street
                             Greenville, South Carolina  29601
                             Fax: 864-239-4605

        Copy to:             William P. Crawford, Jr.
                             Wyche, Burgess, Freeman & Parham, P.A.
                             Post Office Box 728
                             Greenville, South Carolina  29602
                             Fax: 864-242-8324

        For Citrus:          Randy O. Burden
                             Citrus Bank
                             2861 South Delaney Avenue
                             Orlando, Florida 32806
                             Fax: 407-428-9234

        Copies to:           John P. Greeley
                             Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.
                             255 South Orange Ave., Suite 800
                             Orlando, Florida 32801
                             Fax: 407-843-2448

        11.5. COUNTERPARTS. This Reorganization Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        11.6. HEADINGS. The section and paragraph headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Reorganization Agreement.
        11.7. LAW GOVERNING. This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.
        11.8. AMENDMENT. This Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.
        11.9. WAIVER. Any term, provision or condition of this Reorganization Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

                                   END OF PAGE

        IN WITNESS WHEREOF, this Reorganization Agreement has been duly entered as of the date first written above.

WITNESS:
                                                   CAROLINA FIRST CORPORATION


_________________________                   By:  __/s/__________________________
                                                 William S. Hummers III
_________________________                        Executive Vice President



                                                   CITRUS BANK


_________________________                   By:  __/s/__________________________
                                                 Randy O. Burden
_________________________                        Chairman

Schedules Omitted

                                   APPENDIX A
                       PLAN OF MERGER OF [SUBSIDIARY BANK]
                            WITH AND INTO CITRUS BANK

        Pursuant to this Plan of Merger (the "Plan of Merger"), [Subsidiary Bank], ("Subsidiary Bank"), a wholly-owned banking subsidiary of CFC, shall be merged with and into Citrus Bank ("Citrus"), a Florida state banking corporation headquartered in Orlando, Florida,

                            ARTICLE XII. DEFINITIONS

        The capitalized terms set forth below shall have the indicated meanings. Defined terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Reorganization Agreement.
        12.1. "Articles of Merger" shall mean the Articles of Merger to be executed by Subsidiary Bank and Citrus in a form appropriate for filing with the with the appropriate Regulatory Authorities and/or state agencies or offices relating to the effective consummation of the Merger.
        12.2. "CFC" shall mean the Carolina First Corporation, a South Carolina corporation headquartered in Greenville, South Carolina.
        12.3. "CFC Common Stock" shall mean the common stock, par value $1.00 per share, of CFC.
        12.4. "Citrus" shall mean Citrus Bank, a Florida state banking corporation headquartered in Orlando, Florida.
        12.5. "Citrus Common Stock" shall mean the common stock, par value $4.00 per share, of Citrus.
        12.6. "Conversion Ratio" shall mean the number of shares of CFC Common Stock issuable in exchange for one share of Citrus Common Stock, as calculated pursuant to Section 3.1 hereof.
        12.7. "Effective Time" shall mean the date and time which the Merger becomes effective as more particularly set forth in Section 2.2 hereof. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFC shall notify Citrus in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.
        12.8. "Fair Market Value" shall mean the average of the closing prices as quoted on the Nasdaq National Market for CFC Common Stock for the 30 days in which CFC Common Stock was traded immediately prior to the Closing Date; provided, however, that the Fair Market Value shall never be deemed to be lower than $18.35 per share or higher than $24.83 per share; provided, further, that if prior to the Effective Time, any other Person shall have publicly announced an intention to acquire control of CFC by merger or otherwise or CFC shall have publicly acknowledged that it is seeking to be acquired by another Person or is discussing being acquired by another Person, then the average of the closing prices as quoted on the Nasdaq National Market for CFC Common Stock for the 30 days for which the CFC Common Stock was traded immediately prior to such announcement or acknowledgment shall be determined and, if such average is less than the average determined pursuant to the first clause and first proviso of this sentence, then the smaller average shall be the Fair Market Value.
        12.9. "Subsidiary Bank" shall mean [a wholly-owned banking subsidiary of CFC].
        12.10. "Merger" shall mean the merger of Subsidiary Bank with and into Citrus, as more particularly set forth herein and in the Reorganization Agreement.
        12.11. "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
        12.12. "Reorganization Agreement" shall mean the Reorganization Agreement between CFC and Citrus dated as of the date hereof, to which this Plan of Merger is attached as Appendix A.
        12.13. "Rights" shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation, or in lieu and place, of any of its capital stock or ownership interests therein.
        12.14. "Shareholder Approvals" shall mean, as the context may require, the duly authorized written consent of CFC to the Merger; and the approval of the Merger by the requisite vote of the shareholders of Citrus at the Shareholders' Meeting.
        12.15. "Shareholders' Meeting" shall mean the meeting of the shareholders of Citrus at which the Merger shall be voted upon.
        12.16. "Surviving Corporation" shall mean Citrus after consummation of the Merger.

                            ARTICLE XIII. THE MERGER

        13.1. LOCATIONS OF CONSTITUENT PARTIES. The names and specific locations of offices, branches and trust offices of each of the constituent banks party to the Merger are as follows:

Name           Address of Main Office                     Address of Other Offices
----------     ---------------------------------------   ----------------------------
Citrus Bank    2861 S. Delaney Ave., Orlando, FL 32806    ___________________________
                                                          ___________________________
                                                          ___________________________
[Subsidiary Bank]  [address]

        13.2. MERGER. At the Effective Time, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, Subsidiary Bank shall merge with and into Citrus, the separate existence of Subsidiary Bank shall cease, and Citrus (the "Surviving Corporation") shall survive and the name of the Surviving Corporation shall be "Citrus Bank." By virtue of the Merger and without any action on the part of the holders thereof, each of the shares of Citrus Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration referenced in Article III below. Each of the shares of Subsidiary Bank capital stock outstanding immediately prior to the Effective Time shall be canceled.
        13.3. EFFECTIVE TIME. The Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Florida Secretary of State and the OCC, as applicable.
        13.4. CAPITALIZATION. The capital stock of the Surviving Corporation shall be 2,000,000 shares of common stock, $4.00 par value per share, 100 shares of which shall be issued to CFC. No other class of shares shall be authorized or issued. The retained earnings of the Surviving Corporation, which was approximately $_______ as of March 31, 1999, shall remain unchanged as a result of the Merger.
        13.5. ARTICLES OF INCORPORATION. The Articles of Incorporation of Citrus as in effect at the Effective Time shall be and remain the articles of incorporation of the Surviving Corporation. A copy of the Articles of Incorporation is attached hereto as Schedule A to this Plan of Merger.
        13.6. BYLAWS. The Bylaws of Citrus, as in effect at the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.
        13.7. PROPERTIES AND LIABILITIES OF CITRUS AND SUBSIDIARY BANK; MANAGEMENT. At the Effective Time, the separate existence and corporate organization of Subsidiary Bank shall cease, and Citrus shall thereupon and thereafter, to the extent consistent with applicable law and with its Articles of Incorporation and the changes, if any, provided by the Merger, possess all the rights, privileges, immunities, liabilities and franchises, of a public as well as a private nature, of Subsidiary Bank without further act or deed.
        13.8. RESULTING BANK OFFICES. The name and specific location of the proposed main office and each existing and proposed branch office and trust service office of the Surviving Corporation is as set forth above in Section 2.1 for Citrus.
        13.9. EXECUTIVE OFFICERS. The names and positions of the executive officers of the Surviving Corporation are as follows:

        Name                        Position
        -----------                 ---------------

        13.10. DIRECTORS. The names and addresses of the directors of the Surviving Corporation are as follows:

        Name                        Address
        ---------                   --------------------------

        13.11. TRUST POWERS. The Surviving Corporation shall have trust powers to the extent permitted by applicable law.

                        ARTICLE XIV. MERGER CONSIDERATION

        14.1. MERGER CONSIDERATION. In connection with the Merger, each share of Citrus Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into shares of CFC Common Stock having a Fair Market Value equal to $37.07 (such ratio being hereinafter referred to as the "Conversion Ratio").
        14.2. CITRUS COMMON STOCK. Upon consummation of the Merger, Citrus shall issue 100 shares of its Common Stock to CFC, which shares shall constitute all outstanding capital stock of Citrus.
        14.3. AUTHORIZED OR TREASURY SHARES. Any and all shares of Citrus Common Stock held as treasury shares by Citrus or authorized but unissued shares shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.
        14.4. FRACTIONAL SHARES. No fractional shares of CFC Common Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares pursuant to Section 3.1 hereof, cash will be paid to the holders of the Citrus Common Stock in respect of any fractional share that would otherwise be issuable based on the Fair Market Value.
        14.5. EQUITABLE ADJUSTMENTS. In the event of any change in the outstanding CFC Common Stock by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the Conversion Ratio and all stock prices set forth in this Article III shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan of Merger to the holders of Citrus Common Stock.
        14.6. TRANSFERS. At the Effective Time, the stock transfer books of Citrus shall be closed and no transfer of Citrus Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, none of the parties to the Reorganization Agreement or any affiliate of the foregoing shall be liable to a holder of Citrus Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.
        14.7. DISSENTERS RIGHTS. All shares of Citrus shall be converted into shares of CFC Common Stock as provided herein. Shares that otherwise would have been issued to Citrus shareholders, but for the exercise and perfection of dissenters rights, shall not be issued.

                ARTICLE XV. EXCHANGE OF COMMON STOCK CERTIFICATES

        15.1. ISSUANCE OF CFC CERTIFICATES; CASH FOR FRACTIONAL SHARES. As soon as practicable after the Effective Time (but in no event more than five days after the Effective Time), CFC or its transfer agent (in such capacity, the "Exchange Agent") shall mail, or cause to be mailed, and otherwise make available to each record holder of Citrus Common Stock, a form of the letter of transmittal and instructions for use in effecting surrender and exchange of certificates which immediately before the Effective Time represented shares of Citrus Common Stock ("Certificates") for payment therefor. Upon receipt of such notice and transmittal form, each holder of Certificates at the Effective Time shall surrender the Certificate or Certificates to the Exchange Agent, and shall promptly upon surrender receive in exchange therefor the Merger Consideration provided in Article III of this Plan of Merger. If any portion of the payment to be made upon surrender and exchange of a Certificate is to be paid to a person other than the person in whose name the Certificate is registered, it shall be a condition of such payment that the Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay in advance any transfer or other taxes or establish to the satisfaction of CFC that no such tax is applicable. Upon surrender, each Certificate shall be canceled. In addition, Certificates surrendered for exchange by any person constituting an affiliate of Citrus for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing shares of CFC Common Stock until CFC has received the written agreement from such person as provided for in Section 6.4 of the Reorganization Agreement. Adequate provisions shall be made to permit Certificates to be surrendered and exchanged in person not later than the business day following the Effective Time.
        15.2. AUTHORIZED WITHHOLDINGS. CFC shall not be obligated to deliver the consideration to which any former holder of Citrus Common Stock is entitled as a result of the Merger until such holder surrenders his or her Certificate or Certificates representing the shares of Citrus Common Stock for exchange as provided in this Article IV, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by CFC or Citrus. In addition, no dividend or other distribution payable to the holders of record of CFC Common Stock as of any time subsequent to the Effective Time shall be paid to the holder of any Certificate representing shares of Citrus Common Stock issued and outstanding at the Effective Time until such holder surrenders such Certificate for exchange as provided in Section 3.1 above. However, upon surrender of the Citrus Common Stock Certificate both the CFC Common Stock certificate, together with all such withheld dividends or other distributions and any withheld cash payments in respect of fractional share interest, but without any obligation for payment of interest by such withholding, shall be delivered and paid with respect to each share represented by such Certificate.
        15.3. LIMITED RIGHTS OF FORMER CITRUS SHAREHOLDERS. After the Effective Time, each outstanding Certificate representing shares of Citrus Common Stock prior to the Effective Time shall be deemed for all corporate purposes (other than voting and the payment of dividends and other distributions to which the former shareholder of Citrus Common Stock may be entitled) to evidence only the right of the holder thereof to surrender such Certificate and receive the requisite number of shares of CFC Common Stock in exchange therefor (and cash in lieu of fractional shares) as provided in this Plan of Merger.

                   ARTICLE XVI. STOCK OPTIONS AND OTHER RIGHTS

        16.1. OPTIONS. Rights to purchase Citrus Common Stock set forth on
Schedule 3.5 to the Reorganization Agreement shall be converted into the right to purchase CFC Common Stock based on the Conversion Ratio (i.e, a number of shares of CFC Common Stock equal to the number of shares of Citrus Common Stock subject to the Right multiplied by the Conversion Ratio, and with an exercise price equal to the quotient obtained by dividing the stated exercise price of the Right by the Conversion Ratio), subject in all cases to the exercise, termination and other provisions of agreements associated with such Rights.

                           ARTICLE XVII. MISCELLANEOUS

        17.1. CONDITIONS PRECEDENT. Consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in Section VII and
Section VIII of the Reorganization Agreement, subject to waiver of any such conditions, if appropriate, as provided thereunder.
        17.2. TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Section IX of the Reorganization Agreement.
        17.3. AMENDMENTS. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties to the Reorganization Agreement upon the approval of the board of directors of both of the parties thereto; provided, however, that this Plan of Merger may not be amended after the Shareholders' Meeting except in accordance with applicable law.
        17.4. APPROVALS. This Plan of Merger is subject to approval by the Florida Department of Banking and Finance and the approval of holders of at least a majority of the outstanding voting stock of Citrus and two-thirds of the outstanding voting stock of [Subsidiary Bank].

ATTACHMENTS: SCHEDULE A: ARTICLES OF INCORPORATION